Freight Forwarding Agreement

Party A：Grand World Pro Limited

Address：Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong

Contact person：Xu Zikang

Phone no.：＋85223230835　Fax：+852 23238718

Party B：UNITED OCEAN INTERNATIONAL LOGISTICS (UK)CO LTD

Address：RM B, 1/F.,LA BLDG., 66 CORPORATION ROAD, GRANDGTOWN,CARDIFF, WALES

Phone no.：020-66346277

E mail：garylam@united-ocean.com.cn

After a friendly negotiation, the appointment of Party B to consign party A or party A's customers' goods (hereinafter referred to as goods) by sea/air/land export business shall be reached as follows.

1. Responsibilities of both parties:

1.1 Party A shall, in accordance with the requirements of Party B, fill in the legal, complete and authentic power of attorney to be handed over to Party B for the purpose of booking of shipment. Any special requirements should be indicated on the power of attorney, of which the resulting additional risks and responsibilities shall be borne by Party A, with Party B to do their best but does not guarantee the fulfillment of special requirements. If the power of attorney is not clear, then the actual agent scope of Party B shall prevail.

1.2 Party B, shall according to party A's power of attorney requirements, arrange the booking of shipment, handle customs clearance, inspection, delivery of goods and related towing service, as well as convey other relevant information timely to party A. Should there be any corrections to the power of attorney, party A must notify Party B in writing prior to the cut-off date of the carrier, otherwise Party B will charge the necessary correction fee to party A.

1.3 During the process of handing over and taking over the goods between both parties, Party B shall carry out an inspection to ensure that the packing is intact. For party A's self-packing containers, Party B is only responsible for the integrity of the containers and seals. After the departure of air cargo, Party B guarantees the original packaging transport, no changes shall take place midway. Should the air cargo, due to customs inspection, sustains different degrees of damage to the packaging, the package needs to be replaced, under such circumstances, Party B shall notify party A, and follow up by providing customs inspection receipts.

1.4 Party A entrusts Party B to declare to the customs. Party A shall provide lawful and complete declaration documents and other documents in time to ensure that the contents tally fully with the actual goods transported. Should the manifest not tally with or the act is in conflict with the national laws and regulations, the consequences that result from it must be borne fully by party A. In the event of B transporting or declaring goods that do not belong to party A in the process of Customs declaration, Party B shall bear all the responsibilities and losses caused to party A.

1.5 Party B shall promptly hand over the bill of Lading to party A for confirmation. Should party A have any objection, it should be raised within 2 working days, otherwise it is considered confirmed. Should the bill of lading issued by Party B have special requirements, Party A shall provide effective legal guarantee, and bear the risks and responsibilities arising therefrom. If party A does not raise objection in time, causing the shipping company to issue the bill of lading and then make changes, the costs shall be borne by party A. The duties of both parties in the course of shipment after the issue of Bill of lading shall be based on the terms of the contract of lading and the relevant laws and regulations.

1.6 After the goods are shipped, if party A requests a refund or alters the port of destination or port of transit, and change the mode of transport, it should be subject to the written confirmation of both parties, and advanced payment should be made, otherwise Party B shall have the right to suspend the execution of the above changes, and the additional financial losses incurred during the period should be borne by party A.

1.7 After the goods arrive at the port of destination, has exceeded the period, in which the goods are not delivered or are abandoned, party A shall bear all or jointly bear the liability with the consignor for any additional costs and refund costs incurred at the port of destination.

1.8 Should Party B entrust its partial or all of its obligations under this agreement to a third party for fulfillment, Party B shall obtain the written consent of Party A 7 working days in advance. Party B shall bear full responsibility for the loss caused by the third party intentionally or unintentionally.

2 Cost and settlement

2.1 The shipping charges are quoted separately in US Dollars or HKD for each bill, in the form of monthly settlement. The monthly payment is based on the date of which the container is loaded. Party B shall send Party A the invoice of the previous month before the 5th of every month. Should party A have objection to the freight, the suggestion for change should be raised within 5 working days after receiving the invoice. If it is not raised, it shall be regarded as confirmation of invoice, then Party A should pay the stated amount to Party B before the 10th working day after receiving the invoice in the month.

2.2 The designated account of Party B shall be a receivable account which can receive HKD or USD.

Party B's account information is as follows:
Name of the account holder: UNITED OCEAN INTERNATIONAL LOGISTICS (UK)CO LTD
Account Number: 168-475150-838
Bank in which the account was opened: HSBC HongKong

Party B shall ensure that the above account information is accurate, otherwise, the legal consequences arising therefrom shall be borne by Party B.

2.3 For cost caused by special circumstances, such as customs' reasons for inspection, congestion, demurrage, or due to force majeure factors (earthquakes, typhoons, floods, war, etc.), Party B shall promptly notify Party A, the actual relevant costs shall be reported and settled by both parties in time. The additional costs caused by Party B and the losses caused by the delay shall be borne by Party B.

2.4 If Party A requests the freight to be collected from a third party, Party A must confirm in writing and undertake to guarantee the third party's payment. Party A's payment responsibility does not therefore transfer to another party, the third party payment period also must not exceed the stipulation period in this agreement.

2.5 As a freight forwarding agent, Party B should carry out all the agency duties, provide quality service, and as much help as possible to the business problems faced by Party A.

2.6 If there is a change of orders, Party B shall return the amended document within 7 days after receiving the wrong order to Party A. Any actual cost incurred shall be reported and settled accurately. Party B shall assist Party A to apply for a replacement and return the completed documents within 30 days after the shipment if Party B loses the relevant documents due to its own fault or negligence, and Party B shall bear the related expenses and the losses caused to Party A.

3. Insurance Claims

3.1 The cargo transportation insurance shall be arranged by Party A.

3.2 When the goods suffer losses, Party B shall inform Party A in time, and Party A shall notify its insurance company to produce the investigation report. Party A shall lodge a claim against its insurance company and the insurance company investigates the responsible party. In the collection of claim data, Party B shall be obliged to cooperate with Party A to collect and provide information on the documents and materials handled by Party B.

3.3 Any claim shall be treated as an individual event and shall not affect the normal conduct of other operations. Party A shall not refuse or delay the payment of freight for this reason.

4. As a freight forwarding agent, Party B should carry out the agency duty, provide quality service,

the information and documents needed by Party A in its business and ensure that the information and documents are true. If Party B provide false information and documents, causing Party A to suffer an economic loss, all losses will be borne by Party B.

4.1 Party B shall inform Party A of the domestic transportation company carrying the goods and the Customs Declaration company entrusted to carry out custom Declaration;

4.2 Party B shall provide Party A with the following documents:

4.2.1 warehouse entry notice;

4.2.2 The receipt/loading list of the warehouse after the goods enter the warehouse;

4.2.3 terminal receipts;

4.2.4 transport documents for domestic transport: transport lists/Transport invoices/transport payment proof

4.2.5 Customs Clearance list scan copy (the goods are provided within one working day after the customs release)

4.2.6 B/L scan copy

5. This agreement is in three copies, with Party A holding two copies, Party B holding one.

6 This agreement is valid for one year affective from the date of the stamp of both parties. If both sides do not stamp on the same day, the contract shall take effect from the date of the stamping of the last stamping party. If there is no objection to the renewal in the future, this agreement will be extended for another year automatically.

7. After the termination of the agreement, both parties shall bear the obligations and responsibilities stipulated by the parties during the period of the agreement.

8. Disputes between the two parties shall be settled through negotiation, should the negotiation fail, the case shall be submitted to the People's Court where Party A is located. In the process of executing the contract, should one party breach the contract causing the other party to file a lawsuit, the legal fee paid by the compliance party is to be borne by the defaulting party.

9. In accordance with the address, fax number and e-mail at the beginning of this article, the fax and e-mail sent and received which are related to this agreement have the original effect.

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